For Immediate Release

WWE® ELECTS MAN JIT SINGH AND ALAN WEXLER TO BOARD OF DIRECTORS

STAMFORD, Conn., December 3, 2018 – WWE (NYSE: WWE) today announced that Man Jit Singh, former President of Home Entertainment at Sony Pictures Entertainment and Alan Wexler, CEO of Publicis.Sapient have been elected to its Board of Directors.

“The appointments of Man Jit and Alan to WWE’s Board of Directors will add tremendous value as we continue to reimagine our business,” said Vince McMahon, WWE Chairman & CEO. “Our Board of Directors and senior management team are well-positioned to drive our company’s long-term growth.”

Man Jit Singh is a seasoned media executive with global experience across product innovation, growth strategy and business development. Singh was with Sony Pictures Entertainment from 2007 until March 2018 where he was most recently President, Home Entertainment. Prior to being President, Singh oversaw Sony’s Multi Screen Media subsidiary in India, where he was instrumental in moving into the sports market with the launch of television and digital offerings. Prior to joining Sony, Singh was a senior executive at several technology, staffing, management consulting and consumer product companies.

Alan Wexler, CEO of Publicis.Sapient, has been working at the intersection of creative, digital and technology for more than 30 years. As CEO, Wexler runs the company’s offices globally, leads a team of 17,000, cultivates key agency relationships with a roster of blue-chip brands and advises senior clients on the impact of digital on their businesses. Wexler has extensive experience in the advertising and branding space, and has been with Sapient Corporation, which was acquired by Publicis Groupe, in several senior leadership positions for nearly 20 years. Prior to joining Publicis.Sapient, Wexler held leadership roles at IBM, AT&T and Dektek, Inc.

About WWE

WWE, a publicly traded company (NYSE: WWE), is an integrated media organization and recognized leader in global entertainment. The Company consists of a portfolio of businesses that create and deliver original content 52 weeks a year to a global audience. WWE is committed to family friendly entertainment on its television programming, pay-per-view, digital media and publishing platforms. WWE’s TV-PG, family-friendly programming can be seen in more than 800 million homes worldwide in 25 languages. WWE Network, the first-ever 24/7 over-the-top premium network that includes all live pay-per-views, scheduled programming and a massive video-on-demand library, is currently available in more than 180 countries. The Company is headquartered in Stamford, Conn., with offices in New York, Los Angeles, London, Mexico City, Mumbai, Shanghai, Singapore, Dubai, Munich and Tokyo.

Additional information on WWE (NYSE: WWE) can be found at wwe.com and corporate.wwe.com. For information on our global activities, go to http://www.wwe.com/worldwide/.

Trademarks: All WWE programming, talent names, images, likenesses, slogans, wrestling moves, trademarks, logos and copyrights are the exclusive property of WWE and its subsidiaries. All other trademarks, logos and copyrights are the property of their respective owners.

Forward-Looking Statements: This press release contains forward-looking statements pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, which are subject to various risks and uncertainties. These risks and uncertainties include, without limitation, risks relating to: entering, maintaining and renewing major distribution agreements; WWE Network (including the risk that we are unable to attract, retain and renew subscribers); our need to continue to develop creative and entertaining programs and events; the possibility of a decline in the popularity of our brand of sports entertainment; the continued importance of key performers and the services of Vincent K. McMahon; possible adverse changes in the regulatory atmosphere and related private sector initiatives; the highly competitive, rapidly changing and increasingly fragmented nature of the markets in which we operate and greater financial resources or marketplace presence of many of our competitors; uncertainties associated with international markets; our difficulty or inability to promote and conduct our live events and/or other businesses if we do not comply with applicable regulations; our dependence on our intellectual property rights, our need to protect those rights, and the risks of our infringement of others’ intellectual property rights; the complexity of our rights agreements across distribution mechanisms and geographical areas; potential substantial liability in the event of accidents or injuries occurring during our physically demanding events including, without limitation, claims relating to CTE; large public events as well as travel to and from such events; our feature film business; our expansion into new or complementary businesses and/or strategic investments; our computer systems and online operations; privacy norms and regulations; a possible decline in general economic conditions and disruption in financial markets; our accounts receivable; our indebtedness; litigation; our potential failure to meet market expectations for our financial performance, which could adversely affect our stock; Vincent K. McMahon exercises control over our affairs, and his interests may conflict with the holders of our Class A common stock; a substantial number of shares are eligible for sale by the McMahons and the sale, or the perception of possible sales, of those shares could lower our stock price; and the relatively small public “float” of our Class A common stock. In addition, our dividend is dependent on a number of factors, including, among other things, our liquidity and historical and projected cash flow, strategic plan (including alternative uses of capital), our financial results and condition, contractual and legal restrictions on the payment of dividends (including under our revolving credit facility), general economic and competitive conditions and such other factors as our Board of Directors may consider relevant. Forward-looking statements made by the Company speak only as of the date made and are subject to change without any obligation on the part of the Company to update or revise them. Undue reliance should not be placed on these statements. For more information about risks and uncertainties associated with the Company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q.

Media Contacts:

Brad Klein

WWE

203-352-1106

Brad.Klein@wwecorp.com

Investor Contact:

Michael Weitz

203-352-8642

Michael.Weitz@wwecorp.com